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                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]







                                   June 17, 1998


Mack-Cali Realty Corporation
11 Commerce Drive
Cranford, New Jersey 07016

     Re: Mack-Cali Realty Corporation, a Maryland corporation (the "Company"). Registration Statement on Form S-3 pertaining to $2,000,000,000 maximum aggregate initial offering price of (i) shares of preferred stock of the Company, par value $.01 per share ("Preferred Stock");
          (ii) shares of Preferred Stock represented by Depositary Shares ("Depositary Shares"); (iii) Debt Securities of Mack-Cali Realty, L.P., a Delaware limited partnership, ("Debt Securities") and (iv) Guarantees that may be issued by the Company to accompany the Debt Securities ("GUARANTEES")

Ladies and Gentlemen:

     In connection with the registration of shares of Preferred Stock, Depositary Shares, Debt Securities and Guarantees (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on or about June 17, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with the charter of the Company (the "Charter"), consisting of the Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on May 24, 1994, Articles of Amendment and Restatement filed with the Department on July 28, 1994, Articles of Amendment and Restatement filed with the Department on August 9, 1994, Articles of Amendment filed with the Department on May 31, 1996, Articles of Amendment filed with the Department on June 13, 1997, Articles of Amendment filed with the Department on December 11, 1997 and Articles of Amendment filed with the Department on May 22, 1998; the Bylaws of the Company duly adopted by the Board of Directors of the Company on August 9, 1994 (the "Bylaws") and certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors") on or before the date hereof and in full force and effect on the date hereof including, but not limited to, those certain resolutions adopted by the Board of Directors on March 25, 1998. We have also examined other documents, corporate and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, and a Certificate of Officer of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the resolutions and actions by the Board of Directors which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.

     In reaching the opinions set forth below, we have assumed the following:
(a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so; (b)

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each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2 and 3 below, have occurred or will occur at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law; (e) the number of shares of Preferred Stock to be offered and sold under the Registration Statement will not in the aggregate exceed the number of shares of Preferred Stock authorized in the Charter of the Company, less the number of shares of Preferred Stock authorized and reserved for issuance and issued and outstanding on the date on which the Securities are authorized and the date on which the Securities are issued and delivered; (f) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; and (g) none of the Securities will be issued in violation of the provisions of Article VI, Section 2 of the Charter.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

     1. Upon (a) designation by the Board of Directors of one or more classes of Preferred Stock to distinguish each such class from other then outstanding classes of Preferred Stock, (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such class, (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class of Preferred Stock,
(d) filing by the Company with the Department of Articles Supplementary setting forth a description of each such class of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such Articles Supplementary and (e) due authorization by the Board of Directors of a designated number of shares of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Preferred Stock and when such shares of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

     2. The Company has the corporate power to enter into deposit agreements and, upon completion of the procedures set forth in paragraph 1 for the issuance of shares of Preferred Stock, and approval of a deposit agreement and due authorization by the Board of Directors of the delivery of Depositary Shares pursuant to such deposit agreement, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares may be delivered by or on behalf of the Company, and the Preferred Stock represented by the Depositary
Shares will be validly issued, fully paid and non-assessable.

     3. The Company has the corporate power to authorize the issuance of Guarantees and, upon due authorization of the issuance of Guarantees by the Board of Directors, and compliance with the conditions established by the Board of Directors for the issuance thereof, such Guarantees may be issued and delivered by the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the

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United States for registration of the Securities.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters."

     This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws.

     The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

     The opinions expressed in this letter are for your use and the use of your securities counsel, Pryor Cashman Sherman & Flynn LLP in connection with the filing of the Registration Statement and the rendering of opinions by Pryor Cashman Sherman & Flynn LLP in connection therewith, and may not be relied upon by you or Pryor Cashman Sherman & Flynn LLP for any other purpose, without our prior written consent.

                         Very truly yours,

                         /s/ Ballard Spahr Andrews & Ingersoll, LLP